FORM OF AMENDED

SCHEDULE A

to the

Master Services Agreement

between

Conestoga Funds

and

Ultimus Fund Solutions, LLC

dated February 29, 2016

Fund Portfolio(s)

Conestoga Small Cap Fund

Conestoga SMid Cap Fund

Conestoga Mid Cap Fund

The parties duly executed this Amended Schedule A as of           , 2021.

	Conestoga Funds		Ultimus Fund Solutions, LLC

By:		By:
Name:		Name:
Title:		Title: